UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Filed by Registrant ☒

Filed by Party other than Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

DNA PRECIOUS METALS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock: Par Value $0.001
	(2)	Aggregate number of securities to which transaction applies: Not Applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable.
	(4)	Proposed maximum aggregate value of transaction: Not Applicable.
	(5)	Total fee paid: Not Applicable.

☐	Fee paid previously with preliminary materials. Not Applicable.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DNA PRECIOUS METALS, INC.

9125 rue Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada HIP 1Z4
(514) 852-2111

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

General Information

To the Stockholders of DNA Precious Metals Inc.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the " Exchange Act "), to the holders (the " Stockholders ") of the common stock, par value $0.001  per share (the " Common Stock "), of DNA Precious Metals, Inc.  a Nevada corporation (the " Company ") as of January 9,  2014  (the " Record Date ") to notify such stockholders of the following:

DNA Precious Metals, Inc, a Nevada corporation, (the "Company") has obtained the written consent of the stockholders holding a majority of the outstanding voting rights of the Company on January 9, 2014 (the "Consent"). The Consent provides that:

1.      The Company shall increase the number of authorized shares of the Company’s common stock from 160,000,000 authorized shares consisting of 150,000,000 shares of common stock, par value$0.001 per share and 10,000,000 shares of preferred shares, $0.001 par value per share  to 510,000,000 authorized shares, consisting of 500,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred shares, $0.001 par value per share.

Our Board of Directors approved the Amendment to increase our authorized share capital in order to enhance our corporation's ability to attract future financing to develop and operate our business.

There will be no change to the number of authorized preferred shares that the Company may issue.   As of the Record Date, no shares of Preferred Stock have been issued.

Our Board of Directors unanimously approved the Amendment to our Articles of Incorporation on January 6, 2014.

Subsequent to our Board of Directors' approval of the Amendment, onJanuary 9, 2014 the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendment to our Articles of Incorporation.   The number of votes cast in favor of the amendment was sufficient for approval. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file a Certificate  of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Certificate of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Certificate of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Certificate of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

No action is required on your part in connection with the increase in the number of the Company’s authorized shares of common stock. No meeting of the Company's stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of its issued and outstanding capital stock.

This Information Statement is being mailed to all Stockholders of record, as of the Record Date, on January 13, 2014 or as soon thereafter as possible.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

By:	/s/ Ronald Mann
RONALD MANN, CEO and Chariman of the Board of Directors

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of  January 9, 2014, on which date there were 95,076,000 shares outstanding, owned by our officers or directors and each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our “named executive officers” and directors, and all of our executive officers and directors as a group.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)(2)
James Chandik Executive Vice President/ Chief Operating Officer 229 Bergeron Repentigny Quebec, J6A 7V9	2,000,000	2%

Ronald Mann Chief Executive Officer PO Box 636 Stn F, Toronto M4Y2N6	2,000,000	2.1%
Yves Gagnon Vice President of Operations 401 Route 132 Est L’Isle Verte, Quebec GOL 1KO	2,000,000	2.1%
Tony Giuliano Chief Financial Officer 630, 44th Avenue Lachine, Quebec H8T2KA	1,000,000	2.1%
Ted Creber Director 291 Kingston Road #114 Toronto, ON MIN 4 ES	50,000	0.5%
Gary Last Director The Saltmills, Suite 22 363 Grace Bay Road PO Box 62, Providenciales, Turks & Caicos	-0-	0%
BWI 54 Western Ore Place Inc. 30 French Cay Close Providenciales TCI British West Indies	15,000,000	15.7%
55 Strathmore Capital Inc. 34 Hawksbill Lane Providenciales, TCI British West Indies	15,000,000	15.7%

(1) Based on 95,076,000 shares of common stock issued and outstanding as of January 9, 2014, the Record Date.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Excludes any option grants.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Articles of Incorporation (the "Articles") currently authorize the issuance of  160,000,000   shares of  capital stock consisting of 150,000,000 shares of common stock, $0.001  par value, and 10,000,000 shares of preferred stock, par value $0.001 per share.  On   January 6, 2014 our Board of Directors approved, subject to receiving the approval by the holders of a majority of our issued and outstanding shares of common stock, an amendment to our Articles to increase our authorized shares of capital stock to 510,000,000 shares consisting of common stock to 500,000,000 shares, $0.001 par value common shares and 10,000,000 shares of preferred stock, $0.001 par value.

The Company will increase the number of authorized common shares from 150,000,000 to 500,000,000.   The number of authorized preferred shares shall remain at 10,000,000.

The general purpose and effect of the amendment to our Articles of Incorporation is to increase our authorized share capital which will enhance our ability to finance the development and operation of our business.

Our Board of Directors approved the amendment to our Articles of Incorporation to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock  will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our Company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any agreements for any transaction that would require the issuance of additional shares of common stock.  Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The amendment to our Articles to increase the number of authorized shares will not have any immediate effect on the rights of existing shareholders. However, our Board of Directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, bylaws, employment or other agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles was obtained by written consent of   shareholders owning 54,826,045 shares of our common stock, which represent approximately 57.5% of our issued and outstanding shares of common stock on the Record Date.  The increase in our authorized capital will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

Stockholders' Rights

Nevada  statutes provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a shareholders  meeting,  and in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of those  shareholders owning  a majority of the Company's  issued and outstanding shares of Common Stock.  When an action is authorized by written consent, a shareholders meeting is not required.

No Dissenters' Rights

Neither Nevada statutes, the Company's Articles of Incorporation or By-laws provide for dissenters’ rights of appraisal in connection with the action proposed in this Information Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this Information Statement and exhibits   are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580,  100 F Street, NE, Washington, DC 20549. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNA Precious Metals, Inc.

By:	/s/ RONALD MANN
RONALD MANN CEO and Chairman of the Board of Directors
Date:  January 10, 2014

 SCHEDULE A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

DNA Precious Metals, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3

The aggregate number of shares that the Corporation will have authority to issue is five hundred ten million (510,000,000) of which five hundred million (500,000,000) shall be common stock with a par value of $0.001 per share and ten million (10,000,000) shares will be preferred shares, with a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                   57.5%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.